UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2014

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507
_________________________
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

100 Cienega Street, Suite C

Santa Fe, New Mexico 87501

_________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2014, Sigma Labs, Inc. (“we,” “our” or the “Company”) entered into an At The Market Offering Agreement (the "sales agreement") with Ascendiant Capital Markets, LLC (the “Manager”), pursuant to which we may offer and sell from time to time through the Manager, acting as sales agent and/or principal, shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $25 million. The offer and sale of our shares through the Manager will be registered pursuant to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission, or “SEC,” on September 23, 2014, and are described in detail in the related “at-the-market” offering prospectus included as part of our Registration Statement. No sales will be made under the sales agreement until our Registration Statement has been declared effective by the SEC. The sales agreement will terminate upon the earliest of (1) the termination of the sales agreement as permitted therein, or (2) the two- year anniversary of the date of the sales agreement. The sales agreement may be terminated by the Company at any time upon at least five business days prior written notice to the Manager.

Under the sales agreement, the Manager may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, but not limited to, sales made directly on the OTCQB, on any other existing trading market for our common stock, to or through a market maker, or any other method permitted by law, provided that, pursuant to the terms of the sales agreement, until our common stock is listed on a national securities exchange, sales under the sales agreement may only be made in privately negotiated transactions that are eligible for an exemption from registration under the applicable state securities laws. The Manager has agreed in the sales agreement to use its commercially reasonable efforts to sell shares in accordance with our instructions (including price, time and size limits).

We have agreed to pay the Manager a commission rate of 3% of the gross sales price per share of any of our shares of common stock sold through the Manager, as agent, under the sales agreement. We also have agreed to reimburse the Manager for legal and due diligence expenses up to an aggregate amount not to exceed $80,000, and have provided the Manager with customary indemnification rights. The sales agreement contains customary representations, warranties and agreements of the Company and the Manager.

A copy of the sales agreement is incorporated by reference herein as Exhibit 10.1, and the foregoing summary of the sales agreement is qualified by reference to such exhibit.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of our common stock, nor shall there be any sale of such shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01	Other Events.

On September 26, 2014, the Company issued a press release relating to the Registration Statement and the sales agreement described in Item 1.01, above. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1

At The Market Offering Agreement, dated as of September 23, 2014, between Sigma Labs, Inc. and Ascendiant Capital Markets, LLC (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3 filed by Sigma Labs, Inc. on September 23, 2014).

99.1	Press Release, dated September 26, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2014	SIGMA LABS, INC.

	By:	/s/ Mark J. Cola
		Name:	Mark J. Cola
		Title:	President and Chief Executive Officer

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